EXHIBIT 12-2


                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                     3 MONTHS
                                                      ENDED
                                                     03/31/98
                                                                                                  --------

NET INCOME                                           $113,554

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                  73,838
     NON-OPERATING INCOME                              (5,105)
                                                      -------
     NET TAXES                                         68,733

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                       83,691
     ANNUAL RENTALS                                     2,101
                                                      -------
     TOTAL FIXED CHARGES                               85,792

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                       3,277
     ADJUSTMENT TO PREFERRED DIVIDENDS*                 1,984
                                                      -------
                                                        5,261

FIXED CHARGES AND PREFERRED DIVIDENDS                 $91,053
                                                      =======

EARNINGS BEFORE INCOME TAXES AND
    FIXED CHARGES                                    $268,079
                                                     ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS           2.94
                                                         ====





 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS



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